Exhibit 13(b)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 10-K/A-1

(Mark One)

|X| ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     For the fiscal year ended August 31, 1995

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     For the transition period from                      to

                         Commission file number        0-23278

                              TRINITY AMERICAS INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                          13-3688737
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

950 Third Avenue (27th Floor), New York, New York                 10022
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code    (212) 888-5563

Securities registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange
        Title of each class                      on which registered


Securities registered pursuant to Section 12(g) of the Act:

Common Stock, Class A Redeemable Common Stock Purchase Warrants,
Class B Redeemable Common Stock Purchase Warrants


     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes |X|   No | |

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. |X|

              APPLICABLE ONLY TO REGISTRANTS INVOLVED IN BANKRUPTCY
                   PROCEEDING DURING THE PRECEDING FIVE YEARS:

     Indicate by check mark whether the Registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes | | No | |


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     The number of shares outstanding of the Registrant's common stock is
2,964,861 (as of November 15, 1995).

     The aggregate market value of the voting stock held by non-affiliates of the Registrant is $11,474,306 (as of November 15, 1995).

                       DOCUMENTS INCORPORATED BY REFERENCE

             Registration Statement on Form S-1 (File No. 33-71368)
                     Proxy Statement dated February 12, 1996

                                     PART I

Item 1. Business

     (a) General Development of Business

     Trinity Americas Inc. ("Trinity") was formed in September 1992 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination ("Business Combination") with an operating business (an "Acquired Business").

     In February 1994, Trinity successfully consummated an initial public offering of its equity securities (the "IPO") from which it derived net proceeds of approximately $9,567,000. Reference is made to Trinity's Registration Statement on Form S-1 (File No. 33-71368), declared effective on February 9, 1994, for more detailed information in these regards.

     On October 30, 1995, Trinity entered into an agreement to acquire all of the outstanding capital shares of a Brazilian casual dining chain for $21.0 million, as previously contemplated by a letter of intent dated August 7, 1995. The closing of the acquisition transaction, which is scheduled to occur during the first quarter of 1996, is subject, among other things, to the completion of documentation and to approval by Trinity's public stockholders. Reference is made to Trinity's definitive Proxy Statement, dated February 12, 1996, for more detailed information in these regards.

     Trinity was incorporated as a Delaware corporation on September 16, 1992. Trinity's executive offices are located at 950 Third Avenue, New York, New York 10022; its telephone number is (212) 888-5563.

     (b) Financial Information About Industry's Segments

         Not applicable.

     (c) Narrative Description of Business

         See Item 1(a) above.

     (d) Financial Information about Foreign and Domestic Operations and Export Sales

         Not applicable.

                                     PART II

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

     Trinity was incorporated in September 1992 for the purpose of raising money to fund a vehicle to effect a Business Combination with an Acquired Business. On February 9, 1994, Trinity's registration statement under the Securities Act of 1933, as amended, covering 1,700,000 units, each unit consisting of one share of Trinity's Common Stock, one Class A Redeemable Warrant and one Class B Redeemable Warrant at an initial public offering price of $6.00 per unit, was declared effective by the Securities and Exchange Commission. Trinity derived $11,100,000 from the IPO, inclusive of proceeds from the exercise of the underwriters' over-allotment option to acquire an additional 150,000 units, prior to underwriting commissions of $888,000 and expenses of approximately $645,000, respectively. Approximately $8,891,100 was invested at The Chase Manhattan Bank, N.A. pursuant to a Trust Agreement and the balance at the Bank of New York in checking and Money market accounts.

     For the years ended August 31, 1995 and 1994 and the period ended August 31, 1993, Trinity had a net income (loss) of $138,738, ($50,929) and ($166), respectively. These results of operations were attributable to interest and dividend income offset by general and administrative expenses.

     On August 7, 1995, the Company entered into a letter of intent for a Business Combination to acquire all of the outstanding capital shares of a Brazilian casual dining chain for approximately $21,000,000 (the "Acquisition") of which $16,000,000 is payable at the closing with the balance of $5,000,000 payable in two equal installments, with interest, due 360 and 720 days respectively, from the closing. The final Heads of Agreement was executed on October 30, 1995. Funding of the cash portion of the purchase price is expected to be derived from the following sources: (i) approximately $9,500,000 from Trinity's currently restricted cash assets; (ii) $4,000,000 from a Brazilian subsidiary of Coca-Cola, to be paid to Venbo concurrently with the consummation of the Acquisition, in consideration for Coca-Cola products being designated the exclusive soft drink products for all of Venbo's restaurants for a ten-year term and for Venbo's agreement to participate at its own expense in joint promotions and marketing programs with Coca-Cola during such term; and (iii) the balance of $2,500,000 from the proceeds of a private placement of up to 2,964,861 additional shares of Trinity Common Stock at approximately $3.20 per share. If sufficient shares of Trinity Common Stock are sold in the private placement, Trinity, at its discretion, may use the proceeds of such sales to pay the balance


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

of the purchase price in whole or in part. However, there can be no assurance that these transactions will occur.

     In accordance with the terms of its Certificate of Incorporation, in the event that the Company does not consummate a Business Combination prior to May 17, 1996, it will be required to liquidate the balance of its trust account to its stockholders, excluding the Company's founding stockholders who agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Company's initial public offering.


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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      TRINITY AMERICAS INC.
                                          (registrant)
Dated: February 20, 1996

                                      By: /s/Lawrence Burstein
                                          Lawrence Burstein
                                          President
                                          (Principal Executive, Financial and
                                           Accounting Officer)